CONSULTING AGREEMENT

This agreement ("Agreement") is effective as of December 5, 2019 (“Effective Date”) by and between Live Inc., a California corporation, whose address is 315 Montgomery Street, 9th Floor San Francisco, CA 94104 (“Company”) and Wonder International Education & Investment Group Corporation, an Arizona corporation, whose address is 7702 E Doubletree Ranch Rd, Unit 300, Scottsdale, AZ 85258 ("Consultant"), in accordance with the terms and conditions herein.

*WITNES SETH*

WHEREAS, the Company desires to retain the services of Consultant, and Consultant desires to render services to the Company on the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby covenant and agree as follows:

I

RETENTION AND SERVICES

1.1.The Company hereby agrees to retain Consultant, and Consultant agrees to be retained by the Company, upon the other terms and conditions hereinafter set forth.

1.2.The services generally to be performed by the Consultant under this Agreement shall be as follows (“Services”):

The Consultant shall try to find business partners in South East Asia for the Company on a best effort basis, to help the Company launch its software products in South East Asia.

1.3.The timing and delivery of Services shall be as instructed by the Company from time to time, after discussions with Consultant. Services provided by Consultant shall be in accordance with industry standards.

II.

TERM AND TERMINATION

The term of this Agreement commences on the Effective Date and terminates on the first anniversary date of the Effective Date.

III.

COMPENSATION AND EXPENSES

3.1.As consideration for the Services to be rendered by Consultant, Consultant shall receive a total of 115,500 shares of common stock of the Company (“Common Stock”).

3.2.The Consultant has informed the Company that it intends to effect a distribution of the Common Stock to the shareholders of the Consultant on such terms as determined by the Board of Directors of the Consultant. In this regard, as additional consideration for the Services, the Company has agreed to file a Form S-1 Registration Statement with the Securities and Exchange Commission at the Company’s sole cost and expense, provided that, the Company makes no representations concerning the timing nor effectiveness of such registration statement. In this regard, the Company will use its best efforts to advance the registration statement to effectiveness, however, it may withdraw the registration statement at any time at its sole discretion if the Company deems it is not in its best interest to proceed.

3.3.The Consultant will bear its own cost and expenses in fulfilling the terms and conditions of this Agreement.

IV.

PROPRIETARY INFORMATION

4.1.“Proprietary Information” as used herein means all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of the Company or any affiliated company, or to its clients, consultants, or business associates, unless: (i) the information is or becomes publicly known through lawful means and through no fault of the consultant; (ii) the information was rightfully in Consultant’s or its agents’ possession or part of its general knowledge prior to the effective date hereof; or (iii) the information is disclosed to Consultant without confidential or proprietary restrictions by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

4.2.Consultant hereby acknowledges and agrees that all property, including, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, that is produced under this Agreement is Proprietary Information, and equipment furnished to or prepared by Consultant or its agents in the course of or incident to rendering of services to the Company, belong to the Company and shall be promptly returned to the Company upon request.

4.3.Consultant agrees to hold all Company’s Proprietary Information in strict confidence and trust for the sole benefit of the Company and not to, disclose, use, copy, publish, or summarize during the term (except to the extent necessary to carry out Consultant’s responsibilities under this Agreement) and for a period of one (1) year from the termination of this Agreement.

4.4."Invention Ideas" as used herein means any and all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs,

formulas, concepts, plans, discoveries, patents, copyrights, and all improvements, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by the Consultant under the scope of this agreement.

4.5.The parties hereby covenants and agree that all Invention Ideas shall at all times remain the sole and exclusive property of the Company. Consultant agrees to assign to the Company, without further consideration, its entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention Idea, developed within the scope of this agreement, for Company, whether or not patentable or copyrightable. In the event any Invention Idea shall be deemed by the Company to be patentable, copyrighted, or otherwise registrable, Consultant shall assist the Company (at Company's expense) in obtaining letters patent or other applicable registrations thereon and shall execute all documents and do all other things (including testifying at the Company's expense) necessary or proper to obtain letters patent or other applicable registrations thereon and to vest the Company with full title thereto. Consultant agrees to furnish and execute such additional documents as Company may require to establish Company's ownership of the Invention Ideas including without limitation, such assignments of copyright or patent therein throughout the world as Company may deem appropriate. Consultant shall be compensated at the then prevailing hourly rate, agreed to in advance by Company, for any services rendered in connection with this Paragraph 4.05 at the request of Company. Should the Company be unable to secure Consultant's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention Idea, Consultant hereby irrevocably designates and appoints Company and each of its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by Consultant.

V.

REPRESENTATIONS AND WARRANTIES

AND INDEMNIFICATION

Consultant represents and warrants that (a) there are no restrictions, agreements or understandings whatsoever to which Consultant is a party or subject to which would prevent or make unlawful its execution of this Agreement or performance hereunder; (b) its execution of this Agreement and its performance hereunder shall not constitute a breach of any law, rule or regulation, or of any contract, agreement or understanding, oral or written, to which it is a party by which they are bound; (c) it is free and able to execute this Agreement and to provide consulting services to the Company as stated herein, (d) its is acquiring the Common Stock for investment purposes and not with a view toward redistribution, and (e) the Common Stock are “restricted securities” as that term is defined under federal securities laws and shall bear a customary restrictive legend.

VI.

INDEPENDENT CONTRACTOR

6.01 Independent Contractor. In performing the services provided herein, Consultant shall be deemed an independent contractor for all purposes including but not limited to the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Act and income withholding at the source. Consultant shall not be construed to be an employee of the Company. Consultant shall be solely responsible for the payment of all self employment and federal and state income taxes and the filing of required estimated and informational returns relating to compensation received hereunder.

6.2.Non Exclusivity. The Company acknowledges that Consultant has other clients and the contractual arrangement described in this Agreement shall not be exclusive as to the parties hereto.

VII.

MISCELLANEOUS PROVISIONS

7.1.The titles in this Agreement are inserted for convenience and for identification purposes only and are not intended to describe, interpret, define or limit the scope, intent or extent of this Agreement or any provisions hereof.

7.2.The terms and conditions herein are binding upon and inure to the benefit of the successors and assigns of the parties hereto, except that, this Agreement is non-assignable by Consultant. Moreover, except as provided herein, the Common stock is not assignable by the Consultant.

7.3.This agreement shall be construed and enforced in accordance with the laws of the State of Arizona with jurisdiction resting in any federal or state court of Arizona.

7.4.This Agreement constitutes the entire agreement between the parties and supersedes all other prior and contemporaneous negotiations, agreements and arrangements between the parties.

7.5.All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to;

.the Company at its address stated above:

or

the Consultant at its address stated above.

Notice of change of address shall be effective only when done in writing and sent in accordance with the provisions of this Section.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date provided above and effective as of the Effective Date.

COMPANY Live Inc.

/s/Keith Wong

Keith Wong President

CONSULTANT

Wonder International Education & Investment Group Corp

/s/Keith Wong

Keith Wong, CEO

7702 E Doubletree Ranch Rd, Unit 300,

Scottsdale, AZ 85258